Title of Security:                Common Stock

Issuer & Ticker Symbol:           Micro Component Technology, Inc. (MCTO.OB)

Designated Filer:                 Amaranth L.L.C.

Other Joint Filers:               Amaranth Trading L.L.C.
                                  Amaranth Advisors L.L.C.
                                  Nicholas M. Maounis

Addresses:                        The principal business office address for
                                  each of the reporting persons is One
                                  Greenwich Lane, Greenwich, Connecticut 06831.

Signatures:


                          AMARANTH TRADING L.L.C.

                          By: Amaranth Advisors L.L.C., Managing Member


                                   By: /s/ Nicholas M. Maounis
                                       -----------------------------------
                                       Nicholas M. Maounis, President


                          AMARANTH ADVISORS L.L.C.


                          By: /s/ Nicholas M. Maounis
                              ----------------------------------
                              Nicholas M. Maounis, President


                          /s/ Nicholas M. Maounis
                          --------------------------------------